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                                                                   EXHIBIT 10.13

                                Internet Services
                            Master Services Agreement

This Internet Services Agreement (the "Agreement") is between the Customer named below and SiteSmith, Inc., which is the legal entity for the Internet Services Business Unit of Metromedia Fiber Network, Inc., which also includes AboveNet Communications, and is referred to below as "MFN". This Agreement may be executed by facsimile and/or in multiple counterparts. Once executed by both parties, this Agreement is effective as of the Effective Date shown below.

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CUSTOMER:  e-centives, Inc.                                   SiteSmith, Inc.
---------------------------------------------------------------------------------------------------------
Authorized                                                    Authorized
Signature:           /s/  David Samuels                       Signature:           /s/ Lindsey Cox
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(print name):        David Samuels                            (print name):        Lindsey Cox
---------------------------------------------------------------------------------------------------------
Title:               SVP + CFO                                Title:               DIRECTOR - SALES OPS.
---------------------------------------------------------------------------------------------------------
Company Address      6901 Rockledge Drive, 7th Floor          MFN Customer ID#
                     Bethesda, MD 20817
---------------------------------------------------------------------------------------------------------
                                                              MFN Contract No.
---------------------------------------------------------------------------------------------------------
Telephone:           240-333-6100
---------------------------------------------------------------------------------------------------------
Facsimile:           240-333-6250                             Effective Date:      12/14/01
---------------------------------------------------------------------------------------------------------


DOCUMENTS ATTACHED AND INCORPORATED BY REFERENCE: (CHECK AS APPLICABLE) Service Order(s):
/X/ INITIAL SERVICE ORDER
(ADDITIONAL SERVICE ORDERS REFERENCING THIS AGREEMENT WILL BECOME APART OF THIS AGREEMENT WHEN FULLY EXECUTED)

Addenda for AboveNet Co-location, Transit or Virtual ISX:
/X/ AboveNet Co-location: AboveNet Co-location Terms and AboveNet Bandwidth
    Terns [1]
/ / AboveNet Virtual ISX:  AboveNet Bandwidth Terms and AboveNet Virtual
    ISX Terms
/X/ AboveNet Transit:  AboveNet Bandwidth Terms

Service Level Agreement (SLA):
[1] SLA for Managed Services (if Customer has ordered Managed Services and satisfies the requirements of the SLA for Managed Services)
/X/ SLA for ISX Services (for AboveNet Co-location without Managed Services [or with Managed Services but not meeting the requirements of the SLA for Managed Services], or AboveNet Virtual ISX or AboveNet Transit)

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--------------------------------------------------------------------------------
As used in this Agreement,
"SERVICES" means the services ordered by Customer on one or more Service Orders.

"Service Order" means the documents signed by the parties and incorporated herein by reference, setting forth the specific services to be provided, the term of service, the prices and payment schedule, and any other provisions upon which the parties mutually agree. All Service Orders will be subject to the terms and conditions of this Agreement.

"ISX Services" means the provision of AboveNet Co-location Space and/or bandwidth on the AboveNet Network

"Managed Services" means services related to management of Internet site infrastructure.

"AboveNet Co-location Space" means the physical area within a co-location facility owned or controlled by MFN as identified on an applicable Service Order.

"AboveNet Network" means the network of routers, switches and communication channels owned or controlled by MFN.

Additional terms are defined below.
--------------------------------------------------------------------------------

FEES AND BILLING.

SERVICE CHARGES. Customer agrees to pay the monthly charges for Services and any set up and other charges indicated on the Service Order(s) or otherwise due hereunder (collectively, "Service Charges"). Service Charges do not include any applicable taxes, which may be billed to Customer in addition to the Service Charges. If a Service Order provides for deferred payment of set-up costs over time, Customer acknowledges that it is responsible for paying in full the MSA 01 06-12 2 remaining balance of such set-up costs in the event of any early termination of the Service Order or this Agreement for any reason whatsoever:

"BURST" BANDWIDTH. Billing for connectivity beyond the committed level ("burst" bandwidth) will follow the "95th percentile" rule: Usage samples will be collected and sorted from highest to lowest and the top 5% discarded. The next highest sample (the 95th percentile number) will then be used as the basis in computing the charge for the month for bandwidth beyond the committed level.

BILLING AND PAYMENT TERMS. Beginning on the date of commencement of the Services, as set forth in the Service Order or otherwise documented, Customer will be billed monthly in advance for the contracted Services; except for specified one-time additional Services ordered by Customer and for "burst" bandwidth, which will be billed after the end of the month. All Service Charges and other fees will be due in U.S. dollars within thirty (30) days of the date of invoice. Late undisputed payments will accrue interest at a rate of one and one-half percent
         (1 1/2%) per month or the highest rate allowed by applicable law, whichever is lower. As used herein, undisputed amounts shall refer to all amounts due

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          and owning hereunder, excusive of any charges or fees which Customer in good faith disputes as the result of a disagreement as to usage or performance. If Customer fails to make payments when due anti does not cure such failure pursuant to the terms hereof, MFN may require payment in advance of further Services.

SERVICES. The Services will be provided to Customer on the terms set forth on the Service Order(s), subject to the provisions of this Agreement. Requests for additional Services may be made to MFN's sales staff or by e-mail to contracts@sitesmith.com and will be effective when accepted by MFN. Such additional Services shall result in an increase in the Service Charges as set forth in the Service Order. For additional services outside the scope of this Agreement (including any Service Order), MFN must receive 72 hours advance notice before commencing such services, or may bill Customer a $500 rush services charge.

EQUIPMENT.

EQUIPMENT SALES. If any Service Order includes the sale of equipment to Customer
         (including hardware, software, or other equipment), Customer agrees to pay the prices specified in the Service Order plus all applicable taxes, import and custom duties, and similar charges, upon the terms set forth herein. All risk of loss or damage to such equipment passes to Customer upon installation to Customer's data center space or such other point designated in the Service Order. Title passes to Customer when all outstanding balances due for such equipment are paid in full. In the event Customer defaults on its payment obligations hereunder, MFN may enter the premises wherein the equipment may be found and take possession and remove such equipment following notice as defined in
         Section 9.1.

MFN-SUPPLIED EQUIPMENT. Customer shall have no right or interest in any MFN-supplied equipment other than the right to use such equipment during the specified term or until any earlier termination of this Agreement Customer shall be liable to MFN for any damage to such equipment to the extent caused by Customer or Customer's representatives, agents or employees.

WARRANTY. MFN represents and warrants that (i) it has the power and authority to enter into and perform its obligations under this Agreement and (ii) it will provide the Services at a professional level of quality conforming to generally accepted industry standards and in compliance with all applicable laws and regulations. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, CUSTOMER'S USE OF THE SERVICES ARE AT CUSTOMER'S OWN RISK, AND MFN DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, THERE IS NO WARRANTY THAT THE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

DISCLAIMER OF THIRD PARTY ACTIONS AND CONTROL. MFN does not and cannot control the flow of data to or from the AboveNet Network and other portions of the Internet. Such flow depends in

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large part on the performance of Internet services provided or controlled by third parties. At times, actions or inactions caused by these third parties can produce situations in which Customer connections to the Internet (or portions thereof) may be impaired or disrupted. It cannot be guaranteed that such situations will not occur and, accordingly, MFN disclaims any and all liability resulting from or related to such events. In the event that Customer's use of the Service or interaction with the Internet or such third parties is causing harm to or threatens to cause harm to the AboveNet Network or its operations, MFN shall have the right to suspend the Service. MFN shall restore Service at such time as it reasonably deems that there is no further harm or threat of harm to the AboveNet Network or its operations.

LIMITATIONS OF LIABILITY.

EXCLUSIONS. In no event will either party be liable for any incidental, punitive, indirect or consequential damages (including without limitation any lost revenue or lost profits) or for any loss of technology, loss of data, or interruption or loss of use of Service (except as set forth in any applicable Service Level Agreement) or any other similar claims by a party or related to Customer's or MFN's business, even if MFN or Customer, as applicable, is advised of the possibility of such damages.

MAXIMUM LIABILITY. Notwithstanding anything to the contrary in this Agreement, either party's maximum aggregate liability to the other related to or in connection with this Agreement whether under theory of contract, tort (including negligence), strict liability or otherwise will be limited to the total amount due to MFN from Customer hereunder for the first twelve (12) month period of the Agreement.

INDEMNIFICATION.

COVERED CLAIMS. Each party (the "Indemnifying Party" for purposes of this
         Section) will indemnify, defend and hold harmless the other party (the "Indemnified Party"), its directors, officers, employees, and affiliates (collectively, the "Indemnified Entities") from and against any and all claims, actions or demands brought against any of the Indemnified Entities alleging: (a) infringement or misappropriation of any intellectual property rights by the Indemnifying Party except to the extent caused by the Indemnified Party; (b) defamation, libel, slander, obscenity, pornography, or violation of the rights of privacy or publicity, or spamming or any other tortious or illegal conduct; (c) any property loss suffered by any other customer of MFN resulting from acts or omissions by the Indemnifying Party or its representative(s) or designees; (d) any personal injury suffered by any representative, employee or agent of the Indemnified Party arising out of such individual's activities related to the Services except to the extent caused by the Indemnified Party's negligence or willful misconduct.

NOTICE PROCEDURE. The Indemnified Party will provide the Indemnifying Party with prompt written notice of each Covered Claim of which the Indemnified Party becomes aware. At the Indemnified Party's sole option, it may elect to participate in the defense and settlement of any Covered Claim, provided that such participation shall not relieve the Indemnifying Party of any of its obligations under this Section. The Indemnifying Party shall have the right to control the defense of any Covered Claim.

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TERM. This Agreement will commence on the Effective Date and will expire upon the expiration of all Service Order(s) hereunder, unless sooner terminated as provided herein. Each Service Order will have the term specified therein, and after the initial term will automatically renew on a monthly basis until Customer terminates with 30 days prior written notice to MFN.

TERMINATION.

CONVENIENCE. After the initial term, Customer may terminate this Agreement upon 30 days prior written notice.

NONPAYMENT. In addition to its rights under Section 9.4 below, MFN may suspend service to Customer if Customer is in breach of its payment obligations hereunder and has failed to make such payments after having received 10 days notice of such breach from MFN. Reinstatement of Services may involve costs, for which a reasonable reconnection fee may be required.

BANKRUPTCY. Either party may terminate this Agreement upon written notice to the other party if such other party becomes the subject of a petition in bankruptcy or any proceeding relating to insolvency, receivership, or liquidation for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing.

BREACH. Except as otherwise stated, either party may terminate this Agreement if the other party breaches any material term or condition of this Agreement and falls to cure such breach within ten (10) days after receipt of written notice of the same. If Customer terminates the Agreement pursuant to this Section 9.4, its payment obligations to MFN shall cease as of the end of the cure period.

EFFECT OF TERMINATION. Upon expiration or termination of this Agreement: (a)
         MFN will cease providing the Services and (b) except in the case of termination by Customer pursuant to Section 9.4, all of Customer's payment obligations under this Agreement, including but not limited to the Service Charges through the end of the Term indicated on the Service Order(s) will become due in full immediately, and (c) MFN reserves the right to restrict Customer's physical access to its equipment in any facility of MFN and to hold such equipment securely until payment in full has been received or until such equipment is taken in full or partial satisfaction of any lien or judgment.

SURVIVAL. The Parties' respective representations, warranties, and covenants, together with obligations of indemnification, confidentiality and limitations on liability will survive the expiration, termination or rescission of this Agreement and continue in full force and effect.

MISCELLANEOUS PROVISIONS.

FORCE MAJEURE. Other than with respect to failure to make payments due, neither party shall be liable under this Agreement for delays, failures to perform, damages, losses or destruction, or malfunction of any equipment, or any consequence thereof, caused or occasioned by, or due to fire, earthquake, flood, water, the elements, labor disputes or shortages, utility curtailments, power failures, explosions, civil disturbances, governmental actions, shortages of equipment or supplies, unavailability of

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          transportation, acts or omissions of third parties, or any other cause beyond its reasonable control.

CONFIDENTIALITY. Each party agrees that all information furnished to it by the other party, or information of the other party to which it has access under this Agreement, shall be deemed the confidential and proprietary information (collectively referred to as "Confidential Information") of the Disclosing Party and shall remain the sole and exclusive property of the Disclosing Party (the party furnishing the Confidential Information referred to as the "Disclosing Party" and the other Party referred to as the "Receiving Party"). Each party shall treat the Confidential Information and the contents of this Agreement in a confidential manner, shall use such information only to the extent necessary to perform its obligations hereunder, and, neither party may directly or indirectly disclose the same to anyone other than its employees on a need to know basis and who agree to be bound by the terms of this Section, without the written consent of the Disclosing Party. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the Receiving Party prior to receipt from the Disclosing Party directly or indirectly from a source other than one having an obligation of confidentiality to the Disclosing Party; (ii) becomes known (independently of disclosure by the Disclosing Party) to the Receiving Party directly or indirectly from a source other than one having an obligation of confidentiality to the Disclosing Party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the Receiving Party; (iv) is independently developed by the Receiving Party-, or (v) is required to be released by law or regulation, provided that the Receiving Party provide prompt written notice to the Disclosing Party of such impending release, and the Receiving Party cooperate fully with the Disclosing Party to minimize such release.

MARKETING. Upon Customer's prior review and approval, MFN may refer to Customer by name and with logo in MFN's marketing materials and website and may promote Customer's business and use of the Services through a press release, advertising, and other marketing literature.

GOVERNMENT REGULATIONS. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by any government within whose jurisdiction Customer operates or does business.

ASSIGNMENT. Neither party may assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of the other party, except to an affiliate or a party that acquires substantially all of the assigning party's assets or a majority of its stock as part of a corporate merger or acquisition. Any attempted assignment or delegation without such consent will be void. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns.

NO RESALE. Customer may not resell the Services. For purposes of this Section, the provisioning of web-hosting on Customer's equipment and/or ISP service is not considered reselling

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         the Services. Customer hereby indemnifies MFN against any harm or any claims arising out of acts or omissions of any customers of Customer or other third parties using Customer's equipment or service that is the subject of this Agreement.

NOTICES. Any required notice hereunder may be delivered personally or by courier, or mailed by registered or certified mail, return receipt requested, postage prepaid, to either party at the name and address on the signature page of this Agreement, or at such other address as such party may provide to the other by written notice. Such notice will be deemed to have been given as of the date it is delivered personally or by courier, or five (5) days after it is sent by mail. In addition, AboveNet shall have the right to send Customer notices, other than notices for default or termination, to Customer's email address as contained on AboveNet's customer contact list. Such email notification is deemed delivered on the day sent unless returned to sender.

RELATIONSHIP OF PARTIES. This Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between the parties.

CHANGES PRIOR TO EXECUTION. Each party represents and warrants that any changes to this Agreement made by it were properly marked as changes and that it made no changes to the Agreement that were not properly identified as changes.

CHOICE OF LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, excluding its conflict of laws principles.

GENERAL. This Agreement, together with the Service Order(s) and Service Level Agreement(s) and Exhibit(s) (including the policies referred to therein) is the complete agreement and understanding of the parties with respect to the subject matter hereof, and supersedes any other agreement or understanding, written or oral. This Agreement may be modified only through a written instrument signed by both parties. Should any provision of this Agreement be declared void or unenforceable, such provision will be deemed amended to achieve as nearly as possible the same economic effect as the original terms and the remainder of this Agreement will remain in full force and effect. If a conflict arises between a party's pre-printed business form and this Agreement or between a Service Order and this Agreement, this Agreement will take precedence.

                       End of Internet Services Agreement

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                      Addendum: AboveNet Co-Location Terms

USE OF SPACE. Customer may use the AboveNet Co-location Space only for the purposes of maintaining and operating computer equipment as necessary to support links to the AboveNet Network and from there to third parties.

CUSTOMER EQUIPMENT. Customer is the owner of the Customer Equipment and conveys no rights or interests therein to MFN except as specifically set forth in this Agreement. Except as otherwise provided herein, Customer is responsible for all aspects of installation and removal of its equipment, including bringing appropriate related equipment, tools and packaging materials. Customer will install its equipment in the AboveNet Co-location Space after obtaining the appropriate authorization from MFN to access the premises. Customer will remove all packaging for its equipment promptly after installation. Should Customer use an agent or other third party to deliver, install or remove its equipment, Customer will be solely responsible for the acts of such party. At Customer's option, MFN will remove and package Customer's equipment and place it in a designated area for pick-up, on the condition that Customer either provide or pay for all needed packaging plus pay MFN's packaging fees and charges. Within five (5) days after authorization from MFN, Customer will remove its equipment from the designated area or arrange on a pre-paid basis for a carrier to pick-up and ship such equipment to Customer. Within ten (10) days after any termination of the Services, Customer will remove all of its equipment and any other property from MFN's premises and return the AboveNet Co-location Space in the same condition as it was prior to Customer installation, normal wear and tear excepted. If Customer does not remove such property within the ten (10) day period, MFN, at its option and at Customer expense, may remove and store any and all such property or return such equipment to the Customer, or dispose of such equipment without liability for any related damages. Notwithstanding the foregoing, MFN reserves the right to deny Customer the right to remove Customer equipment from the Co-Location facility in the event Customer is not current in the payment of its obligations hereunder. Except as specifically provided herein, Customer expressly assumes all risk of loss to its equipment in the AboveNet Co-location Space. Customer shall be liable to MFN for any damage to the AboveNet Co-location Space or equipment of MFN or its other customers to the extent caused by Customer, Customer's equipment or Customer's representatives, agents or employees.

SECURITY AND ACCESS PROCEDURES. Customer may access the AboveNet Co-location Space only in accordance with the AboveNet Co-location Security and Access Procedures as set forth in the documentation provided to Customer. MFN reserves the right to suspend for good cause the right of any of Customer employees, agents or representatives to visit and/or access the AboveNet Co-location Space and related premises, based on such employees', agents' or representatives' conduct. It is Customer's responsibility to ensure that Customer's access list is current and accurate. Customer shall be responsible for any unauthorized access to its equipment through the Internet and any resulting use of Service.

CROSS CONNECTS. Customer connections to anything inside the Co-location other than the AboveNet Network is subject to reasonable approval by MFN and may not be used to (i) provide services inside the Co-location facility that are competitive to the Internet services provided by MFN inside, or by connections to, the Co-location facility, or (ii) assist others to provide such services. Use of any such connections is subject to audit by MFN, who reserves the right to

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suspend any connection found to be in violation of the foregoing, provided it gives prompt notice to Customer. Customer is responsible for ordering, maintaining, terminating and paying for any approved cross-connects or other circuits provided to Customer.

NO LEASE. This Agreement is a services agreement and is not intended to and will not constitute a lease of or tenancy or other interest in the Co-location Space or other MFN premises, any equipment or any other real or personal property.

INSURANCE. Customer will keep in full force and effect during the term of this
Agreement: (i) commercial general liability insurance in an amount not less than one million dollars ($1,000,000) per occurrence for bodily injury and property damage; (ii) employer's liability insurance in an amount not less than one million dollars ($1,000,000) per occurrence; and (iii) workers' compensation insurance in an amount not less than that required by applicable law. Customer also agrees that it will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain other insurance at levels no less than those required by applicable law and customary in Customer's and its agents' industries. Prior to installation of any equipment in the Co-location Space or otherwise as MFN may request, Customer will furnish MFN with certificates of insurance which evidence the minimum levels of insurance set forth above, and will cause its insurance MFN(s) to name MFN as an additional insured and notify MFN in writing of the effective date of such coverage.

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                       Addendum: AboveNet Bandwidth Terms

ACCEPTABLE USE; SPAM. Customer will at all times comply with and conform its use of the Service to the AboveNet Acceptable Use Guidelines and AboveNet Anti-SPAM Policy, as found at http://www.mfn.com/antispam.shtm and http://www.mfn.vom/use.shtm, as updated from time to time, subject to notice to Customer of any material changes. In the event Customer violates the AboveNet Acceptable Use Guidelines where MFN determines in its reasonable discretion that there is potential harm to its Network or business, MFN shall have the right to immediately suspend Service. In other cases of violation of the AboveNet Acceptable Use Guidelines and AboveNet Anti-SPAM Policy, MFN will provide notice and opportunity to cure, to the extent MFN deems reasonably appropriate, depending on the nature of the violation, the availability of the Customer and whether or not there has been a repeat violation. MFN, in its reasonable discretion, shall re-enable the Service upon satisfaction that all violations have ceased and with adequate assurance that such violations will not occur in the future.

ILLEGAL USE. Customer will cooperate in any investigation of Customer's alleged illegal use of MFN's facilities or other networks accessed through the AboveNet Network. If Customer fails to cooperate with any such investigation, MFN may suspend Customer's Service. Additionally, MFN may modify or suspend Customer's Service in the event of illegal use of the AboveNet Network or as necessary to comply with any law or regulation, including the Digital Millennium Copyright Act of 1998, 17 U.S.C. 512, as reasonably determined by MFN.

OTHER NETWORKS. Customer is responsible for paying any fees, obtaining any required approvals and complying with any laws or usage policies applicable to transmitting data beyond the AboveNet Network and/or through other public and private networks. MFN is not responsible or liable for performance or non-performance of such networks or their inter-connection points.

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                      Addendum: AboveNet Virtual ISX Terms

CUSTOMER RIGHTS AND, RESPONSIBILITIES.

ACCESS TO CUSTOMER PREMISES. Customer must obtain all necessary third-party approval for access by MFN into the Customer Premises set forth on the Service Order. Specifically and without limitation, Customer shall obtain approval for external access by MFN (permission to build a fiber/fiber conduit connection into the building) and/or for bringing riser conduit or other inside plant facilities into the Customer Premises (as defined on the Service Order). Such approval must extend to installation, maintenance and retrieval of such fiber, conduit and other inside plant facilities. Customer will pay all fees, recurring and non-recurring, assessed by any building owner, landlord or other third party for the necessary approval and permission to access or build into a Customer Premises. In the event that Customer has failed to obtain such approvals at least 5 days prior to the Estimated Activation Date for the Service Order, MFN shall have the right to begin billing Customer for Services on the later to occur of the Estimated Activation Date or the date on which MFN has installed fiber to point of entry or the last serving manhole outside the Customer Premises. Customer shall provide MFN with access to MFN's equipment in the Customer Premises on 2 hours notice.

PROVISION OF SPACE. Customer shall furnish MFN space within the Customer
         Premises necessary to operate MFN's equipment in the Customer Premises. Customer Premises shall meet or exceed the specifications set forth below. Customer shall furnish MFN access to the Customer Premises and MFN's equipment at all times as MFN deems necessary to operate and service the AboveNet equipment.

ABOVENET EQUIPMENT. Customer shall not and shall not permit its employees, agents, contractors or other third parties to disconnect, interfere with, operate, modify or attempt to service MFN's equipment on the Customer Premises. MFN or its agents will perform all maintenance and repairs to its Equipment and the AboveNet Network at no additional charge to Customer, unless such maintenance or repair was necessary as a result of Customer's actions. Customer shall be liable for all damage to the AboveNet Network or equipment resulting from its negligence or intentional misconduct, or violation of this Section.

AUTHORIZATIONS. MFN will use commercially reasonable efforts to obtain, maintain or renew all Authorizations throughout the Term. If any modification or termination of or failure to obtain an Authorization prevents or materially interferes with MFN's control, possession and/or use of the AboveNet Network or its ability to provide the Services then MFN shall have the right, to the extent such event affects the provision of the Services, to terminate this Agreement with respect to the affected Services without further obligation or liability to Customer. The foregoing is MFN's sole and exclusive liability and Customer's sole and exclusive remedy with respect to termination as a result of the loss of an Authorization. "Authorization(s)" means all material and applicable authorizations, leases, licenses, easements, rights of way, franchises, approvals, permits, orders,

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         consents, and all other rights required for MFN to operate and maintain the AboveNet Network.

VIRTUAL ISX SERVICE DESCRIPTION AND REQUIREMENTS.

VIRTUAL ISX NETWORK DESCRIPTION.  The network provided consists of:

         o Network connection allows from up to 1 Gigabit to Multi-Gigabits of Internet capacity. Maximum bandwidth is set forth in the Service Order. A dark fiber ring (2 fibers), with dual building entrance; connecting `customer location' and `connecting ISX' unless otherwise specified in the Service Order.

         o The dark fiber will terminate into a MFN-managed WDM system that will reside on the customer premises.

         o Client interface is Gigabit Ethernet. Either a multimode fiber connection (850nm) or singlemode fiber connection (1310nm). SC connector required (customer provided). MFN will install a patch panel for client connection Network Design Option: Customer has two redundancy options. Customer must choose one.

         o Layer 1 Protection - single client connection; protection or restoration at optical layer.

         o Layer 3 Protection dual client connection; protection or restoration at IP layer via dynamic routing protocol.

CUSTOMER REQUIREMENTS. MFN will install, monitor and manage MFN's equipment on the Customer Premises. The customer will be required to furnish MFN:

         o Site Access 24 x7 access to the Customer Premises to install and maintain MFN's equipment.

         o Space: Customer will be required to provide adequate space for MFN's equipment on the Customer Premises.

         o Power: Customer will be required to provide adequate power for MFN's equipment on the Customer Premises. MFN will install two power supplies for redundant load sharing power.

         o Mounting: The terminating device is designed to fit on standard mounting racks - either telco style or 19 in equipment racks. To be installed in properly ventilated areas by maintaining a minimum clearance of 6 inches in front and rear of the unit. Allow for 24 inches of clearance in front of the unit for the installation, maintenance and replacement of modules.

         o Environmental: Temperature: Operating: 32 to 104DEG. F (0 to 40DEG. C) continuous, 23 to 131DEG. F (-5 to 55DEG. C) for 96 hrs., NEBS level 3 compliant. Humidity: Operating, non-condensing: 10 to 90%

INSTALLATION. MFN and/or its agents will install MFN's equipment required to deliver the Service, subject to a Service Activation Charge as specified in the Service Order.

MONITORING. MFN will monitor all fiber and MFN equipment comprising the Service, 24 hours a day, 365 days a year, for the duration of the Term.

UPGRADES. Subject to remaining capacity, Customer may request changes and upgrades to the Service. All changes and upgrades will automatically be made part of the then - current pricing.

         o Change of Redundancy Protection Option. Customer may change redundancy protection option from Layer 1 Protection to Layer 3 Protection or visa versa. Installation and Monthly Service Charges will apply.

         o Addition of a Gigabit Ethernet wavelength channel to an existing network Installation and Monthly Service Charges apply.

                              SLA for ISX Services
                           (without Managed Services)

This Service Level Agreement ("SLA") is provided to Customer in connection with ISX Services. MFN will use commercially reasonable efforts to minimize Excess Packet Loss and Latency and to avoid Downtime, as more fully set out below.

Packet Loss and Latency. MFN does not proactively monitor the packet loss or transmission latency of specific customers. MFN does, however, proactively monitor the aggregate packet loss and transmission latency within its LAN and WAN. After discovering or being notified by Customer of packet loss in excess of one percent (1%) ("Excess PacketLoss") or transmission latency ("Latency") based on MFN's measurements in excess of one of the following:

120 milliseconds round-trip time between any two routers within the continental United States portion of the AboveNet Network, 80 milliseconds round trip between any two routers on the European portion of the AboveNet Network, 180 milliseconds round trip between any two routers within either the New York to London or Washington to London portion of the AboveNet Network, or 150 milliseconds round trip between any two routers within either the Seattle to Tokyo or San Jose to Tokyo portion of the AboveNet Network, MFN will use commercially reasonable efforts to determine the source of such Excess Packet Loss or Latency and to correct such problem to the extent that the source of the problem is on the AboveNet Network.

REMEDY FOR FAILURE. If two (2) hours after being notified of any Excess Packet Loss or Latency on the AboveNet Network, MFN fails to remedy such Excess Packet Loss or Latency, MFN will credit Customer's account the pro-rata bandwidth fees for such continuous Excess Packet Loss or Latency that follows the initial two
(2) continuous hours, provided that all such credits will not exceed an aggregate maximum credit of bandwidth fees otherwise due from Customer for one
(1) calendar month for failures in any one (1) calendar month.

INABILITY TO ACCESS THE INTERNET (DOWNTIME). MFN guarantees 100% connectivity from the AboveNet Network to the Internet without Downtime. "Downtime" shall be defined as Customer experiencing sustained packet loss in excess of fitly percent (50%) based on MFN's measurements. If Customer experiences Downtime, then MFN will credit a Customer's account the pro-rata bandwidth fees for such Downtime, provided that all such credits will not exceed an aggregate maximum credit of bandwidth fees otherwise due from Customer for one (1) calendar month for failures in any one (1) calendar month.

POWER AVAILABILITY. If Customer has purchased AboveNet Co-location Space, MFN guarantees 100% power availability to Customer's Co-location Space. In the event of an unscheduled power outage, MFN will credit Customer's account the prorata fees for Co - Location Space associated with the unscheduled power outage, provided that all such credits will not exceed an aggregate maximum credit of Co-Location Space fees otherwise due from Customer for one (1) calendar month for failures in any one (1) calendar month.

CUSTOMER REQUEST CREDIT. Customer must notify MFN within five (5) business days from the time Customer becomes eligible to receive a credit under this Section 1 to receive such credit. Failure to comply with this requirement will forfeit Customer's right to receive a credit.

LIMITATION ON REMEDIES. If Customer is entitled to multiple credits under this
Section 1, such credits shall not be cumulative beyond a total of credits for one (i) calendar month in any one (1) calendar month in any event. MFN will not apply a credit under Section 2 for any Excess Packet Loss or Latency for which Customer received a credit under Section 3. Sections 2, 3 and 4 above state Customer's sole and exclusive remedy for any failure by MFN to provide Services or adequate Service levels, including but not limited to any outages or AboveNet Network congestion. MFN's suspension or modification of Service in accordance with the terms of this Agreement shall not be deemed to be a failure of MFN to provide adequate Service levels under this Agreement. In no event shall Customer be entitled to any credit on its Services Fees to the extent that the latency or Downtime is caused by Customer attempting to exceed the maximum bandwidth of Customer's connection to the AboveNet Network or otherwise violating the terms of this Agreement.

                            SLA for Managed Services

MANAGED SERVICES STANDARDS. Under this Service Level Agreement (SLA), MFN will be responsible for 100% uptime of Customer's site, as specified below.

BASIC 100% UPTIME STANDARD: MFN will guarantee uptime of Customer's site under a Basic 100% Uptime Standard so long as Customer agrees to:

         o undergo a SiteSmith SiteAudit of MFN-managed elements (to determine or verify Customer's equipment, system architecture, network architecture, and related configuration matters, and to evaluate any site operation, security, or related issues) and implement any changes identified from the SiteAudit that are required for uptime performance; and o implement SiteSmith Component SiteMonitoring to monitor the Customer site or managed elements. In addition, all Customer-owned equipment being managed by MFN must be covered under vendor maintenance agreements, which will cover repair or replacement of such equipment.

ACCELERATED 100% UPTIME STANDARD: MFN will provide accelerated service credit for any downtime, if Customer takes the following additional steps:

         o implement the SiteSmith Operations Platform (use only devices that are listed on the published platform scope):

         o remove their users and external agents from accounts that grant administrative or "root" access to devices within the equipment being managed by MFN; and

         o for systems requiring a "firewall," engage MFN to manage the firewall solution in a "high availability' configuration.

CREDITS FOR DOWNTIME: Despite the efforts of MFN and Customer, functionality of the Customer site may decrease from time to time, and may become partially or completely unavailable. In such event, MFN will work to restore the Customer site to its normal operating functionality as rapidly as possible. If functionality of the Customer site is impaired to any degree that makes the overall site materially unavailable, the duration of such unavailability shall be considered "downtime." Customer will accrue one minute of credit for each minute of downtime beyond any applicable resolution period (see below). If downtime reoccurs within 60 minutes from the end of a previous outage from the same cause, then MFN will apply "chronic outage" credits at a multiplier of 1.5 times.

CUSTOMER SERVICE PERFORMANCE STANDARDS: Through our Internet Customer Care Center (ICCC), MFN provides phone support, email ticketing support, Remedy(TM) ticketing support, "first level" system support, and general customer assistance. Customer must designate a single point of contact for response. MFN will respond to alerts as follows, and Customer will accrue one hour of credit for each incident where MFN fails to respond to Customer within the applicable standard.

---------------------------------------------------------------------------------------------------------------------------
RESPONSE                         DESCRIPTION                                              RESPONSE STANDARD
---------------------------------------------------------------------------------------------------------------------------
Phone Response                   ICCC personnel will respond to voice mail with a phone   within 10 minutes of receipt
                                 call to designated Customer point of contact
---------------------------------------------------------------------------------------------------------------------------
Email Response                   ICCC personnel will respond to email with an email to    within 10 minutes of receipt
                                 designated Customer point of contact
---------------------------------------------------------------------------------------------------------------------------
Ticket Response                  MFN will begin resolution of customer requested,         within 12 hours of receipt
                                 Non-emergency changes submitted through the ICCC
---------------------------------------------------------------------------------------------------------------------------
Engineering Response             MFN personnel will begin work on system outages by the   within 15 minutes of alert
                                 SiteSmith SiteMonitoring agents, and other emergency
                                 issues
---------------------------------------------------------------------------------------------------------------------------

APPLICATION OF SERVICE CREDITS: Service credits will be issued on Customer's next invoice (or by check if credit occurs in the final month of service). Credits will be calculated according to the following schedule

----------------------------------------------------------------------------------------------------------------------
CUMULATIVE DOWNTIME IN                                         SERVICE LEVEL CREDIT UNDER
CALENDAR MONTH                      ----------------------------------------------------------------------------------
                                    Accelerated 100% Uptime Standard                Basic 100% Uptime Standard
----------------------------------------------------------------------------------------------------------------------
up to one hour                      6 hours                                         1 hour for each hour of downtime
----------------------------------------------------------------------------------- (with fractions rounded up to
1-4 hours                           1 day (24 hours)                                the next whole hour)
-----------------------------------------------------------------------------------
4-8 hours                           3 days
-----------------------------------------------------------------------------------
8-24 hours                          7 days
-----------------------------------------------------------------------------------
over                                24 hours 7 days, plus 2 minutes credit per
                                    minute beyond 30 hours, up to one month
                                    total.
----------------------------------------------------------------------------------------------------------------------

Service credit accrual is reset to zero at the beginning of each calendar month. MFN will automatically provide credit for downtime based on its own records and data. If Customer believes it is entitled to additional credits, Customer must notify MFN's Accounting Department within two weeks from the date of the invoice. Service credits may not be applied to charges for services other than the monthly site operations fee, and are Customer's sole remedy regarding the Uptime Standards and Customer Service Performance Standards.

RESOLUTION ALLOWANCES: The following table lists the time periods allowed for resolution of specific problems:

----------------------------------------------------------------------------------------------------------------------
SERVICE                                          RESOLUTION TIME
----------------------------------------------------------------------------------------------------------------------
SiteMonitoring or SiteSecurity                   30 minutes
----------------------------------------------------------------------------------------------------------------------
Power or Bandwidth                               3 hours (0 minutes if located at an AboveNet ISX)
----------------------------------------------------------------------------------------------------------------------

                                       17


----------------------------------------------------------------------------------------------------------------------
Base Server                                      60 minutes
----------------------------------------------------------------------------------------------------------------------
Database Device                                  1 hour plus 20 minutes per gigabyte of backup files to restore and recover
----------------------------------------------------------------------------------------------------------------------
Complex Network Device                           2 hours
----------------------------------------------------------------------------------------------------------------------

EXEMPTIONS:  The following items are exempted from this SLA:

         o Scheduled maintenance (maintenance windows are each Tuesday and Thursday and every second Saturday of the month, between 4am and 7am local time, or as otherwise arranged with Customer) and emergency maintenance (such as emergency patches from an equipment vendor).

         o Networks, hardware, or software not under the direct control of MFN or Customer.

         o Modifications to hardware or site configuration, facility changes, or migrations not authorized by MFN.

         o Unavailability of Customer site due to Customer application programming, Customer modifications to OS, Customer content, development, staging, and/or testing period(s) or acts or omissions of Customer.

         o Attacks (i.e. hacks, denial of service attacks, malicious introduction of viruses and disabling devices) by third parties, and other acts not caused by MFN.

         o Outages due to Customer's failure to provide spare equipment (per the SiteAudit or other agreement).

         o Events of "force majeure," including acts of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor dispute, governmental act or failure of the Internet (not resulting from acts of MFN).

BANDWIDTH CREDIT FOR EXCESS PACKET LOSS OR LATENCY ON ABOVENET NETWORK. If Customer is connected to the AboveNet Network and experiences either (1) packet loss in excess of one percent (1%) ("Excess Packet Loss") or (2) transmission latency on the AboveNet Network, based on MFN's measurements, in excess of one of the following: 120 ms round-trip between any two routers within the continental U.S., 80 ms round trip between any two routers within Europe, 180 ms round trip between London and either New York or Washington, or 150 milliseconds round trip between Tokyo and either San Jose or Seattle ("Latency"), Customer shall notify MFN of the problem, and if MFN fails to resolve the problem within two (2) hours after being notified, MSN will credit Customer's account the pro-rata bandwidth fees for any Excess Packet Loss or Latency that follows the initial two (2) continuous hours, provided that all such credits will not exceed an aggregate of the bandwidth fees otherwise due for one (1) calendar month for failures in any one (1) calendar month. Note that if the Packet Loss or Latency results in downtime of Customer's site, Customer may claim a service credit under Section 1. If credit for bandwidth is included in the service credit, Customer may not claim a separate credit under this section.

BACKUP CREDIT FOR FAILURE TO MEET BACKUP STANDARDS. If Customer has purchased SiteBackUp and experiences either excessive delays (as specified later in this sentence) in the commencement of a restore, or an unsuccessful restore, then MFN will credit Customer 10% of the monthly SiteBackUp fee for each hour beyond 3 hours (beyond 7 hours in the case of off-site media) from the time the restore is requested to the ICCC until commencement of the restore, up to 50% of the total fee for any calendar month.


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